[Letterhead of Merrimac Funds]


                                    Form of
                        Private Placement Agent Agreement


                                                           Boston, Massachusetts

Gentlemen:






         This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Merrimac Funds (the "Trust"), an open-end diversified investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which has been organized as a Delaware business trust in series form, has agreed that ____________________ shall act as an agent (the "Private Placement Agent") on behalf of the Trust for the private placement of the Placement Class Shares of the series of the Trust (the "Shares").

         1. Appointment. The Private Placement Agent hereby agrees to perform certain services as hereinafter set forth. Such appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, the Trust may enter into other Private Placement Agreements, with other financial institutions.

         2. Services to be Performed as Private Placement Agent.

                  2.1 The Private Placement Agent undertakes to use its best efforts, consistent with its other business, to secure purchasers of the Shares on behalf of the Trust. Neither the Private Placement Agent nor any employees, officers or agents thereof shall make any offer or sale of the Shares in a manner that would require the Shares to be registered under the Securities Act of 1933, as amended (the "1933 Act") or any of the laws governing the sale of securities in the various states (the "Blue Sky Laws").

                  2.2 All activities by the Private Placement Agent and its employees, officers and agents undertaken in the private placement of the Shares shall comply with all applicable, laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1933 Act and the 1940 Act by the Securities and Exchange Commission (the "Commission").

                  2.3 Nothing herein shall be construed to require the Trust or the Private Placement Agent to accept any offer to purchase any shares. Acceptance of such offers shall at all times be subject to the approval of the officers of the Trust, who may act on the advice of counsel to the Trust, and any purchases of Shares may be subject to rescission if such purchases would require the Trust to register its shares under the 1933 Act or any applicable Blue Sky Law.

                  2.4 The Trust shall furnish from time to time for use in connection with the sale of the Shares such information with respect to the Trust and the Shares as the Private Placement Agent may reasonably request.

                  2.5 The Trust represents to the Private Placement Agent that all registration statements filed by the Trust with the Commission under the 1940 Act have been prepared in conformity with the requirements of such statute and the rules and regulations promulgated by the Commission thereunder. As used in this Agreement, the term "registration statement" shall mean any registration statement filed with the Commission, as modified by any amendments thereto, that at any time shall have been filed with the Commission by or on behalf of the Trust. The Trust represents and warrants to the Private Placement Agent that the registration statement shall contain all statements required to be stated therein in conformity with both the 1933 Act, the 1940 Act and the rules and regulations promulgated thereunder; that all statements of fact in any registration statement shall be true and correct in all material respects at the time of filing such registration statement or amendment thereto; and that no registration statement will include an untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust shall not file any material amendment to any registration statement without giving the Private Placement Agent advance notice; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendment to any registration statement as the Trust may deem necessary or advisable, such right being in all respects absolute and unconditional.

                  2.6 The Trust agrees to indemnify and hold harmless the Private Placement Agent and each of its directors and officers and each person, if any, who controls the Private Placement Agent within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon: (i) any violation of the Trust's representations or covenants herein contained; (ii) any allegation of any wrongful act of the Trust or any of its representatives (other than the Private Placement Agent or any of its employees or representatives or any other person for whose acts the Private Placement Agent is responsible or is alleged to be responsible (including any selected dealer or person through whom sales are made pursuant to an agreement with the Private Placement Agent)); (iii) any allegation of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, that the registration statements, Confidential Offering Circulars or shareholder reports of the Trust included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, except to the extent the statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the Private Placement Agent; or (iv) any allegation that any promotional material included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, to the extent that such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Private Placement Agent by the Trust. In no case (i) is the indemnity of the Trust in favor of the Private Placement Agent or any person indemnified to be deemed to protect the Private Placement Agent or any person against any liability to the Trust or its security holders to which the Private Placement Agent or such person would otherwise be subject by reason of willful misfeasance, bad faith or ordinary negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this
Section 2.6 with respect to any claim made against the Private Placement Agent or any person indemnified unless the Private Placement Agent or person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Private Placement Agent or any such person or after the Private Placement Agent or such person shall have received notice of service on any designated agent. However, except to the extent the Trust is harmed thereby, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Private Placement Agent or any person against whom such action is brought other than on account of its indemnity agreement contained in this Section 2.6. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Private Placement Agent, or person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, the Private Placement Agent, officers or directors or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Private Placement Agent, officers or directors or controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Private Placement Agent promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

                  2.7 The Private Placement Agent agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon: (i) any violation of any of its representations or covenants herein contained; (ii) any allegation of any wrongful act of the Private Placement Agent or any of its employees or representatives or any other person for whose acts the Private Placement Agent is responsible or is alleged to be responsible (including any selected dealer or person through whom sales are made pursuant to an agreement with the Private Placement Agent); (iii) any allegation of any person acquiring any Shares, based on the 1933 Act or any other statute or common law, that the registration statements, Confidential Offering Circulars or shareholder reports included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, to the extent that such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the Private Placement Agent; or (iv) any allegation that any promotional material included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, except to the extent that such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Private Placement Agent by the Trust. In no case (i) is the indemnity of the Private Placement Agent in favor of the Trust or any person indemnified to be deemed to protect the Trust or any person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Private Placement Agent to be liable under its indemnity agreement contained in this Section 2.7 with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Private Placement Agent in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or any such person or after the Trust or such person shall have received notice of service on any designated agent. However, failure to notify the Private Placement Agent of any claim shall not relieve the Private Placement Agent from any liability which it may have to the Trust or any person against whom the action is brought other than on account of its indemnity agreement contained in this Section 2.7. In the case of any notice to the Private Placement Agent, it shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Private Placement Agent elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust, to its officers and Trustees and to any controlling person(s) or any defendants(s) in the suit. In the event the Private Placement Agent elects to assume the defense of any suit and retain counsel, the Trust or controlling person(s) or defendant(s) in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Private Placement Agent does not elect to assume the defense of any suit, it will reimburse the Trust, its officers or Trustees, controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Private Placement Agent agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

                  2.8 The indemnities granted by the parties in this Section 2 shall survive the termination of this Agreement.

                  2.9 If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for shares shall be processed by the Private Placement Agent except for such unconditional orders as placed with the Private Placement Agent before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and the Private Placement Agents authority to sell Shares if, in the judgement of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

                  2.10 Except as otherwise noted in the Trust's Confidential Offering Circular with respect to Placement Class Shares, as amended or supplemented from time to time, all Placement Class Shares sold to investors by the Private Placement Agent or the Trust will be sold at the offering price plus any applicable sales charges described therein. The offering price for all accepted subscriptions will be the net asset value per share, determined in the manner described in the Trust's then current Confidential Offering Circular with respect to the applicable series. The Trust shall in all cases receive the net asset value per share on all sales and the Private Placement Agent shall be entitled to the fees described below.

         3. Fees. In consideration for the services described in Section 2 hereof and the incurring of expenses in connection therewith, the Private Placement Agent shall receive fees at an annual rate of [0.25%] of the average daily value of all Shares sold by the Private Placement Agent, such fee to be paid in arrears at the end of each calendar quarter.

         4. Capacity and Authority to Act. The Private Placement Agent and its officers, employees and agents are not authorized to make any representations concerning the Trust or the Shares to investors or prospective investors, excepting only accurate communication of factual information contained in the then-current Confidential Offering Circular or such other communications as may be expressly authorized by the Trust. In performing the services under this Agreement, the Private Placement Agent shall act as an agent for the Trust. Upon request by the Trust, the Private Placement Agent shall provide the Trust with copies of any materials which are generally circulated by it to or prospective investors in the Trust.

         5. Use of the Agent's Name. The Trust shall not use the Private Placement Agent's name in any Confidential Offering Circular, sales literature or other material relating to the Trust in a manner not approved by the Private Placement Agent prior thereto in writing; provided, however, that the Private Placement Agent's approval shall not be required for any use of its name which merely refers accurately to the Private Placement Agent's appointment hereunder or which is required by the Securities and Exchange Commission or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

         6. Use of the Trust's Name. The Private Placement Agent shall not use the name of the Trust (other than for internal use in connection with performing its duties under this agreement) in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name in connection with communications permitted by Section 4 hereof or for any use of the Trust's name which merely refers accurately to the Private Placement Agent's role hereunder or which is required by the Securities and Exchange Commission or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

         7. Security. The Private Placement Agent represents and warrants that, to the best of its knowledge, the various procedures and systems which it has implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Trust's records and other data and its records, data, equipment, facilities and other property used in the performance of your obligations hereunder are adequate and that the Private Placement Agent will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Trust may from time to time specify the types of records and other data of the Trust to be safeguarded in accordance with this Section 7.

         8. Compliance with Laws; Etc. The Private Placement Agent shall comply with all applicable federal and state laws and regulations, including securities laws. The Private Placement Agent hereby agrees to maintain all records required by law relating to transactions on the Shares, and upon the Trust's request promptly make such of these records available to the Trust's administrator as are requested. The Private Placement Agent represents and warrants to the Trust that the performance of all its obligations hereunder will comply with all applicable laws and regulations, including, without limitation, the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules promulgated by the National Association of Securities Dealers (the "NASD") the provisions of the Private Placement Agent's charter documents and by-laws and all material contractual obligations binding upon it. The Private Placement Agent furthermore undertakes that it will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or by-laws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

         9. Broker-Dealer Registration. At all times during the term of this Agreement, the Private Placement Agent (and each representative and agent thereof) shall remain registered and in good standing as a broker dealer (or representative or agent thereof) with the Commission and any and all applicable jurisdictions in which the Shares are sold whose Blue Sky Laws require the registration of the Private Placement Agent as a broker dealer or the registration of its representatives or agents operating in the relevant jurisdiction. The Private Placement Agent shall immediately notify the Trust if any regulatory agency or other governmental entity takes any action that would adversely affect its continued status as a registered broker-dealer (or representative or agent thereof) in good standing with any such regulatory ageny or governmental entity, including, but not limited to, the Commission. This Section 9 shall in no way be construed to limit or otherwise modify the Private Placement Agent's obligation to comply with all applicable laws as stated in Section 8 above.

         10. Reports. To the extent requested by the Trust from time to time, the Private Placement Agent agrees that it will provide the Trust with a written report of the amounts expended by it pursuant to this Agreement and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Trust and shall supply all information necessary for the Trust to discharge its responsibilities under applicable laws and regulations.

         11. Record Keeping.

                  11.1. Section 31(a), Etc. The Private Placement Agent shall maintain records in a form acceptable to the Trust and in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission, including but not limited to the record-keeping requirements of section 31(a) of the Investment Company Act 1940, as amended (the "1940 Act"), and the rules thereunder. Such records shall be deemed to be the property of the Trust and will be made available, at the Trust's reasonable request, for inspection and use by the Trust, representatives of the Trust and governmental authorities. The Private Placement Agent agrees that, for so long as it retains any records of the Trust, it will meet all reporting requirements pursuant to the 1940 Act with respect to such records.

                  11.2. Transfer of Customer Data. In the event this Agreement is terminated or a successor to the Private Placement Agent is appointed, the Private Placement Agent shall, at the expense of the Trust, transfer to such designee as the Trust may direct a certified list of the shareholders of the Trust serviced by the Private Placement Agent (with name, address and tax identification or Social Security number), a complete record of the account of each such shareholder and the status thereof, and all other relevant books, records, correspondence and other data established or maintained by the Private Placement Agent under this Agreement. In the event this Agreement is terminated, the Private Placement Agent will use its best efforts to cooperate in the orderly transfer of such duties and responsibilities, including assistance in the establishment of books, records and other data by the successor.

                  11.3. Survival of Record-Keeping Obligations. The record-keeping obligations imposed in this Section 11 shall survive the termination of this Agreement.

         12. Force Majeure. The Private Placement Agent shall not be liable or responsible for delays or errors by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, Acts of God, insurrection, war, riots or failure of communication or power supply.

         13. Insurance. The Private Placement Agent shall maintain reasonable insurance coverage against any and all liabilities which may arise in connection with the performance of its duties hereunder. The Private Placement Agent shall provide information with respect to the extent of such coverage upon the Trust's request.

         14. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth in this Agreement or at such other address as such party may have designated by written notice to the other.

         15. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         16. Termination. This Agreement may be terminated by the Trust, without the payment of any penalty, at any time upon not more than 60 days' nor less than 30 days' notice to you, by a vote of a majority of the Board of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940
Act) and have no direct or indirect financial interest in the operation of the Trust's Plan of Distribution (the "Plan"), this Agreement or any other agreement related to such Plan, or by "a vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust. The Private Placement Agent may terminate this Agreement upon not more than 60 days' nor less than 30 days' notice to the Trust. Notwithstanding anything herein to the contrary, this Agreement may not be assigned and shall terminate automatically without notice to either party upon any assignment. Upon termination hereof, the Trust shall pay such compensation as may be due the Private Placement Agent as of the date of such termination.

         17. Changes; Amendments. This Agreement may be changed or amended only by written instrument signed by both parties.

         18. Limitation of Liability. The Master Trust Agreement dated October 30, 1996, as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file at the offices of the Trust, provides that the name of the Trust means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

         19. Series. The Trust is a series trust with multiple series and has entered into this agreement on behalf of those series, as amended from time to time on notice to the Private Placement Agent. With respect to any obligation of the Trust on behalf of any series arising hereunder, the Private Placement Agent shall look for payment or satisfaction of such obligations solely to the assets and property of the series to which such obligation relates as though the Trust had separately contracted with the Private Placement Agent by separate written instrument with respect to each Private Placement Agent. In addition, this agreement may be terminated with respect to one or more Private Placement Agent without affecting the rights, duties or obligations of any of the other Private Placement Agent.

         20. Miscellaneous. This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws provisions thereof. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement has been executed on behalf of the Trust by the undersigned not individually, but in the capacity indicated. This Agreement shall be effective when accepted by you below.




                  [Remainder of page intentionally left blank.]

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         Please confirm your agreement hereto by signing and returning the enclosed counterpart of this Agreement at once to: Merrimac Funds, 200 Clarendon Street, Boston, Massachusetts 02111, Attention: President. Upon receipt thereof, this Agreement and such signed duplicate copy will evidence the agreement between us.

                                                  Merrimac Funds


By:___________________________________
                                                       Name:
                                                       Title:



ACCEPTED:

[                                         ]
       (Private Placement Agent)


By:__________________________________
   Name:
   Title:



Dated:_________________________________